DEFINITIVE AGREEMENT

This Definitive Agreement dated as of the 11th day of April 2002

BETWEEN:

               DURO ENZYME SOLUTIONS INC., a corporation formed under the laws of the State of Nevada having an address at 20436 Fraser Highway, Langley, BC, Canada, V3A 4G2

AND:

               APC EXPORT, INC., a company formed under the laws of Alaska having an address at 300 54th Avenue, Anchorage, Alaska, USA, 99518

WHEREAS:

Duro Enzyme Solutions, Inc. ("DESI") and APC Export, Inc, ("APC")(each a "Party" and collectively the "Parties") enter into a Definitive Agreement in which the Parties agree to form a Limited Liability Corporation ("Alaska LLC"), under the laws of the State of Alaska, to be jointly owned, 50% by DESI and 50% by APC.

This Definitive Agreement is based upon the following conditions between the Parties. The parties reserve the right to include additional representations further in this process, if additional information becomes known to either party.

a) DESI and APC will form and incorporate Alaska LLC, a joint venture partnership, with 50% ownership by DESI and 50% ownership by APC.

b)     DESI will provide three (3) Directors of Alaska LLC.

c)     APC will provide three (3) Directors of Alaska LLC.

d)     The Directors of Alaska LLC will appoint Officers of Alaska LLC.

e) APC will provide one load of bulk, pure Alaskan humus ("Humus") for transport by barge from Alaska to a port of choice of Alaska LLC.

f) APC will be responsible for all activities involved and costs incurred in the acquisition and delivery of one load of Humus to the designated barge in Alaska for transport to port of choice of Alaska LLC.

g) DESI will provide the financing for all transportation costs of one load of Humus to be transported by barge from Alaska to port of choice of Alaska LLC.

h)     DESI will provide the expertise  to market and sell the barge of Humus.


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i)     Alaska LLC will have full ownership of the aforementioned load of Humus.

j) Alaska LLC will market and sell the Humus following delivery by barge to port of choice of Alaska LLC. Upon successful selling the product, proceeds from the sale will be used by Alaska LLC to finance additional barge loads of Humus to be acquired and transported from Alaska to port of choice of Alaska LLC, for subsequent marketing and sale by Alaska LLC.

k) Subsequent loads of Humus will be fully owned by Alaska LLC and will be provided, marketed and sold by Alaska LLC.

l) The management of Alaska LLC will choose, organize, and implement strategies to arrange financing to launch the business plan of Alaska LLC.

m) APC will transfer all ownership of rights to all know-how, expertise, studies, humus extraction rights, excavation rights, exclusive rights for use of port facilities, marketing rights, real estate, leases, facilities, products, technologies, permits, licenses, agreements, letters of intent, letters of understanding, contracts, and any and all other APC assets, as well as all benefits of any and all strategic alliances, to Alaska LLC.

n) DESI and APC will sign non-compete and non-circumvent agreements protecting the exclusive rights of Alaska LLC to each members rights, resources and knowledge which are dedicated to, acquired by and developed by Alaska LLC throughout the life of Alaska LLC.

o) DESI will allocate US$10-million to Alaska LLC subject to the business potential, profitability, truth, and success of the business plan and the due diligence provided and represented by APC to DESI.

Based on the foregoing conditions, the Parties will execute this Definitive Agreement.

DESI represents and warrants that:

       i. It is duly organized and in good standing;
      ii. It has the authority to enter in to this Definitive Agreement;
     iii. It requires no consents or approvals and this Definitive Agreement is not in violation of any other agreements; and
      iv. It is in compliance with all applicable permits and laws,

APC shall represent and warrant that:

       i. It is duly organized and in good standing;


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      ii. It has the authority to enter in to this Definitive Agreement
     iii. It requires no consents or approvals and this Definitive Agreement is not in violation of any other agreements;
      iv. It is not a party to any legal proceeding; and
       v. It is in compliance with all applicable permits and laws.


This Letter of Agreement is valid through 5:00pm PST on April 11, 2002.

Agreed to by:


/s/ Perry Smith
------------------------------------------------
Perry Smith,
President, Duro Enzyme Solutions Inc.



Agreed to by:


/s/ Richard Strahl
------------------------------------------------
Richard Strahl
President, APC Export, Inc.


Agreed to by:


/s/ Ray L. Smith
------------------------------------------------
Richard Strahl
Vice President of Operations, APC Export, Inc.


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